Exhibit (a)(3)

NOTICE OF GUARANTEED DELIVERY

to

Tender Common Shares

of

CASCAL N.V.

Pursuant to the Offer to Purchase

Dated May 21, 2010

of

SEMBCORP UTILITIES PTE LTD.

a wholly-owned subsidiary of

SEMBCORP INDUSTRIES LTD.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:00 A.M., NEW YORK CITY TIME, ON MONDAY, JUNE 21, 2010 UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates for the Shares (as defined below) are not immediately available, (ii) if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in the Offer to Purchase described below) or the expiration of any Subsequent Offering Period (as defined in the Offer to Purchase described below), or (iii) if time will not permit all required documents to reach the Depositary prior to the Expiration Date, or the expiration of any Subsequent Offering Period. This Notice of Guaranteed Delivery may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

DO NOT USE THIS NOTICE OF GUARANTEED DELIVERY IF YOU HOLD DUTCH

REGISTERED SHARES. PLEASE USE THE DEED OF TRANSFER TO TENDER YOUR DUTCH

REGISTERED SHARES.

The Depositary for the Offer is:

By Mail: BNY Mellon Shareowner Services Attn: Corporate Actions Department Post Office Box 3301 South Hackensack, NJ 07606	By Facsimile Transmission (For Eligible Institutions Only): (201) 680-4626 Confirmation Receipt of Facsimile by Telephone Only: (201) 680-4860	By Overnight Delivery or Hand: BNY Mellon Shareowner Services Attn: Corporate Actions Department 480 Washington Blvd Mail Drop-Reorg Jersey City, NJ 07310

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to Sembcorp Utilities Pte Ltd. a private company limited by shares, incorporated under the laws of Singapore (“Purchaser”), which is a wholly-owned subsidiary of Sembcorp Industries Ltd., a public company limited by shares, incorporated under the laws of Singapore and listed on the main board of the Singapore Exchange, upon the terms and subject to the conditions set forth in Purchaser’s Offer to Purchase dated May 21, 2010 (the “Offer to Purchase”) and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of common shares, par value €0.50 per share (the “Shares”), of Cascal N.V., a public limited liability company (naamloze vennootschap) organized under the laws of The Netherlands (the “Company”), indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares:

Name(s) of Record Holder(s):
(Please Print)

Address(es):
(Include Zip Code)

Area Code and Telephone Number: ( )

Certificate Nos. (if available):

Taxpayer Identification or Social Security Number:

Check box if Shares will be tendered by book-entry transfer:

☐ The Depository Trust Company Signature(s)

Account Number:

Dated:	, 2010

THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED.

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a participant in the Security Transfer Agents Medallion Program, hereby guarantees to deliver to the Depositary, at one of its addresses set forth above, either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) of a transfer of such Shares into the Depositary’s account at The Depository Trust Company, in any such case together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm:
(Authorized Signature)

Address:
(Zip Code)

Area Code and Telephone Number: ( )

Name:

Title:

Dated:	, 2010

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL